UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2024
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective August 1, 2024, Lithia Motors, Inc. (the “Company”) announced that it has promoted Adam Chamberlain to Executive Vice President, Chief Operating Officer (“COO”) and that Christopher Holzshu will continue as an Executive Vice President. Both will support LAD’s commitment to delivering best-in-class results and executing its unique growth strategy.

In his new role, Mr. Chamberlain will apply his experience successfully leading the Company’s eastern region to drive profitability through a more connected, convenient and holistic experience for the Company’s customers. Mr. Holzshu will also serve as the Company appointee on the boards of Pinewood Technologies Group PLC and Wheels Inc. in addition to continuing to support Mr. Chamberlain’s growth and transition.

Mr. Chamberlain (age 50) served as the Company’s Chief Customer Officer and Regional President since 2022. As Regional President, he was responsible for managing 82 locations on the east coast of the United States from Buffalo, New York to Miami, Florida. Mr. Chamberlain has over 25 years of experience in the automotive and manufacturers industry. Prior to joining the Company, he held various leadership roles in sales and marketing, with his most recent position as President and Chief Executive Officer at Aston Martin The Americas. Beginning his career in 1996 with Volkswagen Group in the United Kingdom, Germany and Ireland, Mr. Chamberlain expanded his expertise into the U.S. market when he relocated in 2016 with his family to the United States during his time with Mercedes-Benz.

Mr. Chamberlain’s base salary will be $750,000 with a cash bonus opportunity target equal to 100% of his salary and equity incentive value targeted at $1.8 million. The equity incentives will be on the same terms and conditions as the other executive officers of the Company. There are no family relationships between either Mr. Chamberlain and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Chamberlain had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Mr. Holzshu, who has been COO since 2019, will leverage his broad experience and success at the Company, and will strengthen the Company’s partnerships and leverage synergies across its customer ecosystem and focus on corporate development.

Item 7.01 Regulation FD Disclosure

On August 1, 2024, the Company issued a press release announcing the appointment of Mr. Chamberlain as COO and Mr. Holzshu’s role as Executive Vice President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Lithia Motors, Inc. dated August 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 1, 2024		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer